                                                             EXHIBIT 5.1












               [ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS LETTERHEAD]


                                  July 29, 1998



D&K Healthcare Resources, Inc.
8000 Maryland Avenue, Suite 920
Clayton, Missouri 63105

         Re: Registration Statement on Form S-2 for up to 1,874,500 Shares of Common Stock

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-2 (the "Registration Statement") to be filed by D&K Healthcare Resources, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about July 29, 1998, in connection with the registration under the Securities Act of 1933, as amended, of up to an aggregate of 1,874,500 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), of which (i) 1,200,000 shares are being offered by the Company, (ii) 430,000 shares are being offered by certain existing stockholders (the
"Selling Stockholders") and (iii) up to 244,500 additional shares may be offered by the Company pursuant to an over-allotment option granted to the Underwriters as defined in the Registration Statement.

         As your counsel, we have examined the Company's Restated Certificate of Incorporation and By-Laws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Common Stock. Based upon the foregoing and in reliance thereon, we are of the opinion that:

         1. Subject to (i) compliance with applicable state securities laws and
(ii) receipt from the Securities and Exchange Commission of an order declaring the Registration Statement effective, the 1,200,000 shares of Common Stock to be sold by the Company, when issued and sold in the manner described in the

Registration Statement, will be legally issued, fully paid and nonassessable;

         2. The 430,000 shares of Common Stock to be sold by the Selling Stockholders have been legally issued and are fully paid and nonassessable; and

         3. The up to 244,500 additional shares of Common Stock subject to the Underwriters' over-allotment option, if, when and to the extent issued and sold pursuant to the exercise of such option, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement.

                                Very truly yours,


                  /s/ ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS